UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On February 9, 2009, PartnerRe Capital Markets Corp. (the “Company”), a wholly-owned indirect subsidiary of PartnerRe Ltd. (“PartnerRe”), entered into an executive employment agreement with Mr. Albert A. Benchimol, the Executive Vice President and Chief Financial Officer of PartnerRe and Chief Executive Officer of the PartnerRe Capital Markets Group, effective as of January 1, 2009.

Pursuant to the executive employment agreement, Mr. Benchimol shall perform the duties and exercise the powers that are consistent with the positions of Executive Vice President and Chief Financial Officer of PartnerRe and Chief Executive Officer of the PartnerRe Capital Markets Group and other prescribed duties and services, and reports directly to the Chief Executive Officer of PartnerRe.  Mr. Benchimol shall generally perform his duties in Greenwich, Connecticut, except for reasonably necessary business travel.

Mr. Benchimol’s compensation consists of US$565,000 annual base salary, as well as annual incentive compensation and equity awards as determined by PartnerRe’s Compensation Committee in accordance with the respective guidelines and plans.  Mr. Benchimol’s target annual incentive as a percentage of his base salary is 100%.  In addition, Mr. Benchimol is eligible to participate in all of the applicable benefit plans and perquisite programs of PartnerRe and the Company available to other executives of PartnerRe and the Company, as applicable, on the same terms as such other executives.  Mr. Benchimol will also receive a supplementary retirement allowance of $50,000 per year (payable in semi-monthly installments of $2,083.33), adjusted, as appropriate, to reflect changes to his annual base pay.

Mr. Benchimol’s employment will be terminated upon his death, disability or retirement, or by him with Good Reason (as defined in the executive employment agreement) at any time or without Good Reason by providing twelve months’ prior written notice, or by the Company for Cause (as defined in the executive employment agreement) at any time or without Cause by providing twelve months’ prior written notice.  Upon the termination of his employment under certain circumstances, Mr. Benchimol will be entitled to certain termination-related compensation and benefits.

The agreement also contains indemnification, non-compete, non-disclosure and certain other provisions.

This summary is qualified by the entirety of the terms and conditions set forth in the executive employment agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of January 1, 2009, between PartnerRe Capital Markets Corp. and Albert A. Benchimol

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	February 11, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of January 1, 2009, between PartnerRe Capital Markets Corp. and Albert A. Benchimol